EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Terax Energy, Inc. (the "Terax") on Form 10-QSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lawrence J. Finn, Executive Officer and Chief Financial Officer of Terax, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Terax.

     A signed original of this written statement required by Section 906 has been provided to Terax Energy, Inc. and will be retained by Terax Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Lawrence J. Finn
Lawrence J. Finn
President and Chief Executive Officer (Principal Executive Officer)
and Chief Financial Officer (Principal Financial Officer)

February 20, 2007